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                                                                Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Eltrax Systems, Inc. on Forms S-3 (File No. 333-37013; File No. 333-53965; File No. 333-51003) and on Form S-8 (File No. 333-26015) of our report dated March 12, 1999 on our audits of the consolidated financial statements and financial statement schedule of Eltrax System, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and the nine-month period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Detroit, Michigan
March 29, 1999